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                                                                    Exhibit 23.2



               EXHIBIT 23.2 REPORT OF INDEPENDENT ACCOUNTANTS ON
                         FINANCIAL STATEMENT SCHEDULES


To the Stockholders and Directors of Griffin Land & Nurseries, Inc.



     Our audits of the consolidated financial statements referred to in our report dated February 9, 2000 except Notes 7, 9, 11 and 13 for which the date is August 3, 2000 appearing in the 1999 Annual Report to Stockholders of Griffin Land & Nurseries, Inc. (which report and consolidated financial statements are incorporated by reference in this Annual Report on Form 10-K/A) also included an audit of the Financial Statement Schedules listed in
Item 14(a)(2) of the Form 10-K. In our opinion, these Financial Statement Schedules present fairly, in all material respects, the information set forth therein when read in conjunction with the related consolidated financial statements.



/s/PricewaterhouseCoopers LLP

February 9, 2000 except Notes 7, 9, 11 and 13
for which the date is August 3, 2000